Second Quarter 2014 Earnings Call July 29, 2014 Supplemental Slides

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2013, and the Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, when filed, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated July 28, 2014, to which the following supplemental slides are attached as Exhibit 99.2, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Q2 2014 Summary... 4-7
Highlights... 8-9
Quality... 10
Revenues (Q2 2014 vs. Q2 2013)... 11
Expenses (Q2 2014 vs. Q2 2013)... 12
Adjusted EBITDA... 13
Earnings per Share... 14
Adjusted Free Cash Flow ... 15-16
2014 Guidance - Adjusted EBITDA ... 17
2014 Guidance - Earnings per Share ... 18
Income Tax Considerations... 19
Adjusted Free Cash Flow Considerations... 20
Priorities for Reinvesting Free Cash Flow... 21
Appendix... 22
Business Outlook: 2014 to 2016... 23
Our New-Store/Same-Store Growth... 24
Debt Schedule... 25
Revenues & Expenses (Sequential)... 26
Revenues & Expenses (6 Months)... 27
Payment Sources (Percent of Revenues) ... 28
Operational and Labor Metrics... 29-30
Outstanding Share Summary, Warrant Information, and Conversion Price... 31-32
Adjusted EBITDA History... 33
Adjusted Free Cash Flow ... 34
Reconciliations to GAAP... 35-39

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Q2 2014 Summary (Q2 2014 vs. Q2 2013) 4 (1) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth’s ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014. (2) New hospitals are required to treat a minimum of 30 patients each for zero revenue as part of their Medicare certification.  Revenue growth of 7.1% ― Inpatient revenue growth of 8.0% (80 bps for Fairlawn (1))  Discharge growth of 3.0% (6.3% in prior year) • Same-store discharge growth of 1.4% • New-store growth of 1.6% (60 bps for Fairlawn (1)); Littleton, CO and Stuart, FL both opened in Q2 2013  Revenue per discharge increased by 4.9%, positively impacted by: • Price adjustments (Medicare and Managed care) • Higher average acuity for the patients we served • Contributions from hospitals that opened in Q2 2013 and were undergoing Medicare certifications (2) ― Outpatient and other revenue decline of 6.5% ($2.4 million)  Q2 2013 included a $1.6 million benefit for state provider tax refunds.

 Bad debt as a percent of revenue was 1.5%.  Disciplined expense management benefited from increased revenue and the maturation of three new hospitals that opened in Q2 2013. ― Salaries and benefits as a percent of revenue improved by 130 bps. ― EPOB was essentially flat, after excluding the ramp up of three new hospitals in Q2 2013. ― Hospital-related expenses as a percent of revenue improved by 60 bps. Q2 2014 Summary (Q2 2014 vs. Q2 2013) (cont.) 5 (1) General & Administrative excludes stock-based compensation. (2) Hospital-related expenses include other operating expenses, supplies, and occupancy costs. Other operating expenses exclude the loss on disposal or impairment of assets. 0% 40% 80% Q2 2014 Q2 2013 General & Administrative Hospital-related Expenses Salaries, Wages & Benefits 71.3% 73.4% 3.39 3.43 3.00 3.20 3.40 Q2 2014 Q2 2013 Employees per Occupied Bed (EPOB) % o f R eve n u e (1) (2)

Q2 2014 Summary (Q2 2014 vs. Q2 2013) (cont.) 6  Adjusted EBITDA (1) for the quarter of $152.7 million reflected growth of 13.5% and benefited from: ― Revenue growth and disciplined expense management ― The increase in ownership and consolidation of Fairlawn  Adjusted free cash flow (2) for the quarter of $97.9 million benefited from: ― Higher Adjusted EBITDA ― Lower working capital and a reduction in preferred dividends (1) Reconciliation to GAAP provided on slides 35-39 (2) Reconciliation to GAAP provided on slide 34

Q2 2014 Summary (Q2 2014 vs. Q2 2013) (cont.)  Diluted earnings (1) (2) per share of $0.81 (see table on slide 14). ― Includes a $27.2 million gain related to the increase in ownership and consolidation of Fairlawn  Shareholder distributions: ― Quarterly cash dividends on common stock:  Paid quarterly cash dividend of $0.18 per share on April 15, 2014  Declared an $0.18 per share quarterly cash dividend paid on July 15, 2014 ― Repurchased $16.7 million of common stock under existing authorization; 494,321 common shares at an average price of $33.86 per share ― Year to date, the Company has repurchased $43.1 million of common stock; 1,303,201 common shares at an average price of $33.05.  $207 million remains under current authorization 7 (1) Income from continuing operations attributable to HealthSouth (2) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share.

Highlights  On July 17, 2014, the Company’s Board of Directors approved an increase in the quarterly dividend of 16.7% to $0.21 per common share.  Capacity expansion and new development ― Continued construction of three de novos; expect all to be operational in Q4 2014:  Altamonte Springs, FL (50 beds)  Newnan, GA (50 beds)  Middletown, DE (34 beds) ― Continued the design and permitting process to construct a 50-bed inpatient rehabilitation hospital in Modesto, CA; expected to be operational Q1 2016  Purchased additional ownership interest in Fairlawn 8

Highlights (cont.)  Signed an agreement with Mountain States Health Alliance to form a joint venture to own and operate a 26-bed free-standing inpatient rehabilitation hospital in Johnson City, TN. We expect to begin operating the joint venture by year-end 2014.  Signed an agreement with Memorial Health to form a joint venture to own and operate a 50-bed inpatient rehabilitation hospital in Savannah, GA. We expect to begin operating the inpatient rehabilitation hospital at Memorial University Center in early 2015.  New clinical information system now installed in 46 of the Company’s hospitals  96 HealthSouth hospitals have received one or more disease-specific certifications from The Joint Commission’s Disease-Specific Care Certification Program. 9

 HealthSouth Functional Outcomes Continue to Outpace Industry Average (1) FIM Gain LOS Efficiency Source: UDSMR Database – On Demand Report: Q1 2014 Report (1) In Q1 2014, we began reporting quality outcomes without HealthSouth included in the UDSMR Average. As a result, we will be reporting one quarter in arrears. Average = Expected, Risk-adjusted (2) FIM instrument is a trademark of Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc. Quality 10 36.8 28.0 15.0 20.0 25.0 30.0 35.0 40.0 3.28 2.36 1.5 2.0 2.5 3.0 3.5 4.0 HealthSouth Average UDSMR Average (1) without HealthSouth

Revenues (Q2 2014 vs. Q2 2013)

(Millions)		Q2 2014		Q2 2013	Increase/ (Decrease)
Inpatient	$	569.7	$	527.4	8.0%
Outpatient and other		34.7		37.1	(6.5%)
Consolidated net operating	$	604.4	$	564.5	7.1%
(Actual Amounts)					
Discharges		33,620		32,645	3.0%
Net patient revenue / discharge	$	16,945	$	16,156	4.9%

✓ **Revenue growth of 7.1%**

- Inpatient revenue growth of 8.0% (80 bps for Fairlawn [1])
  - Discharge growth of 3.0% (6.3% in prior year)
    - Same-store discharge growth of 1.4%
    - New-store growth of 1.6% (60 bps for Fairlawn [1]): Littleton, CO and Stuart, FL both opened in Q2 2013
  - Revenue per discharge increased by 4.9%, positively impacted by:
    - Price adjustments (Medicare and Managed care)
    - Higher average acuity for the patients we served
    - Contributions from hospitals that opened in Q2 2013 and were undergoing Medicare certifications [2]
- Outpatient and other revenue decline of 6.5% ($2.4 million)
  - Q2 2013 included a $1.6 million benefit for state provider tax refunds.

(1) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth's ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014.

(2) New hospitals are required to treat a minimum of 30 patients each for zero revenue as part of their Medicare certification.

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 Bad debt as a percent of revenue was 1.5%.  Disciplined expense management benefited from increased revenue and the maturation of three new hospitals that opened in Q2 2013. ― Salaries and benefits as a percent of revenue improved by 130 bps. ― EPOB was essentially flat, after excluding the ramp up of three new hospitals in Q2 2013. ― Hospital-related expenses as a percent of revenue improved by 60 bps. Expenses (Q2 2014 vs. Q2 2013) 12 Q2 Q2 Increase/ (Millions) 2014 2013 (Decrease) Salaries and benefits 285.3$ 273.6$ 4.3% Percent of net operating revenues 47.2% 48.5% (130 bps) EPOB (employees per occupied bed) 3.39 3.43 (1.2%) Hospital-related expenses 122.7$ 117.8$ 4.2% (other operating (1), supplies, occupancy) Percent of net operating revenues 20.3% 20.9% (60 bps) General and administrative 23.2$ 23.0$ 0.9% (excludes stock-based compensation) Percent of net operating revenues 3.8% 4.1% (30 bps) Provision for doubtful accounts 9.3$ 7.0$ 32.9% Percent of net operating revenues 1.5% 1.2% 30 bps (1) Other operating expenses exclude the loss on disposal or impairment of assets.

Adjusted EBITDA [(1)]

(Millions)	Q2 2014	Q2 2013	6 Months 2014	6 Months 2013
Net operating revenues	$ 604.4	$ 564.5	$ 1,195.6	$ 1,137.1
Less: Provision for doubtful accounts	(9.3)	(7.0)	(16.8)	(14.4)
Net operating revenues less provision for doubtful accounts	595.1	557.5	1,178.8	1,122.7
Operating expenses:				
Salaries and benefits	(285.3)	(273.6)	(571.4)	(548.2)
Hospital-related expenses:				
Other operating expenses [(2)]	(84.6)	(79.3)	(167.8)	(157.3)
Supplies	(27.8)	(26.6)	(55.4)	(52.8)
Occupancy costs	(10.3)	(11.9)	(20.8)	(24.1)
	(122.7)	(117.8)	(244.0)	(234.2)
General and administrative expenses [(3)]	(23.2)	(23.0)	(46.6)	(46.9)
Equity in nonconsolidated affiliates	2.6	3.3	6.9	6.2
Other income [(4)]	1.0	1.9	2.7	2.6
Noncontrolling interests	(14.8)	(13.8)	(29.6)	(28.4)
Adjusted EBITDA	**$ 152.7**	**$ 134.5**	**$ 296.8**	**$ 273.8**

(1) Reconciliation to GAAP provided on slides 35-39

In arriving at Adjusted EBITDA, the following items were excluded:

	Q2 2014	Q2 2013	6 Months 2014	6 Months 2013
(2) Loss on disposal or impairment of assets	$ 1.7	$ 1.7	$ 3.0	$ 1.8
(3) Stock-based compensation expense	7.0	6.5	14.3	12.8
(4) Gain related to consolidation of Fairlawn Rehabilitation Hospital	27.2	-	27.2	-

Adjusted EBITDA Change

Q2 2014	6Mo.2014
+$18.2M	+23.0M
+13.5%	8.4%

Benefited from:

- Revenue growth and disciplined expense management, including contributions from hospitals that opened in Q2 2013
- The increase in ownership and consolidation of Fairlawn (slide 36)

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Earnings per Share

(In Millions, Except Per Share Data)	Q2 2014	Q2 2013	6 Months 2014	6 Months 2013
Adjusted EBITDA	$ 152.7	$ 134.5	$ 296.8	$ 273.8
Interest expense and amortization of debt discounts and fees	(27.8)	(24.4)	(55.7)	(48.6)
Depreciation and amortization	(26.4)	(23.1)	(52.8)	(45.2)
Stock-based compensation expense	(7.0)	(6.5)	(14.3)	(12.8)
Other, including noncash loss on disposal or impairments of assets	(1.7)	(1.7)	(3.0)	(1.8)
	89.8	78.8	171.0	165.4
Certain nonrecurring items:				
Government, class action and related settlements	0.8	2.0	0.8	2.0
Gain related to consolidation of Fairlawn Rehabilitation Hospital	27.2	-	27.2	
Professional fees-accounting, tax, and legal	(2.0)	(2.2)	(3.6)	(3.6)
Pre-tax income	115.8	78.6	195.4	163.8
Income tax (expense) benefit (1)	(36.5) (2)	86.5 (3)	(69.3) (2)	53.0 (3)
Income from continuing operations (4)	$ 79.3	$ 165.1	$ 126.1	$ 216.8
Income allocated to participating securities	1.1	2.9	1.6	3.5
Convertible perpetual preferred dividends	1.5	5.8	3.1	11.5
Interest and amortization on 2.0% Convertible Senior Subordinated Notes (net of tax) (5)	2.3	-	4.5	-
Basic shares	86.7	86.1	87.0	90.0
Diluted shares	100.6	99.8	100.8	103.4
Basic earnings per share (4)	$ 0.89	$ 1.82	$ 1.40	$ 2.24
Diluted earnings per share (4) (5)	$ 0.81	$ 1.66	$ 1.29	$ 2.09

(1) Current income tax expense (benefit) was $3.0 million, ($1.3) million, $6.6 million, and $0.5 million for Q2 2014, Q2 2013, and 6 months 2014 and 2013, respectively.
(2) The company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn.
(3) Includes an approx. $115 million ($1.15 and $1.11per diluted share in the three and six months ended June 30, 2013, respectively) benefit related to a settlement with the IRS
(4) Income from continuing operations attributable to HealthSouth
(5) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share.

Q2 2014 benefited from:

- Higher Adjusted EBITDA
- A $27.2 million gain related to the increase in ownership and consolidation of Fairlawn

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Adjusted Free Cash Flow (1)

(Millions)	Q2 2014	Q2 2013	6 Months 2014	6 Months 2013
Net cash provided by operating activities	$128.0	$ 105.4	$ 235.1	$ 226.8
Impact of discontinued operations	1.0	(0.5)	1.2	0.2
Net cash provided by operating activities of continuing operations	129.0	104.9	236.3	227.0
Capital expenditures for maintenance	(17.6)	(16.8)	(47.8)	(35.7)
Dividends paid on convertible, perpetual, preferred stock	(1.5)	(5.8)	(3.1)	(11.5)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.4)	(10.7)	(25.4)	(23.9)
Nonrecurring items:				
Cash paid for professional fees - accounting, tax, and legal	2.0	2.2	3.6	3.6
Cash received for government, class action, and related settlements	(0.6)	(1.3)	(0.6)	(1.3)
Adjusted free cash flow (1)	**$ 97.9**	**$ 72.5**	**$ 163.0**	**$ 158.2**
Cash dividends on common stock	$ 15.8	$ -	$ 31.6	$ -

✓ **Adjusted free cash flow (1) for the quarter of $97.9 million benefited from:**

- Higher Adjusted EBITDA
- Lower working capital and a reduction in preferred dividends

(1) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends are not included in the calculation of adjusted free cash flow.

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$158.2 $163.0 $23.0 ($11.7) ($12.1) $8.4 Adjusted Free Cash Flow 6 Mos. 2013 Adjusted EBITDA Cash Interest Expense Working Capital and Other Maintenance Capital Expenditures Preferred Dividends Adjusted Free Cash Flow 6 Mos. 2014 (4) ($2.8) (2) Adjusted Free Cash Flow (1) (Millions) 2014 2013 $ % Adjusted free cash flow (1) 6 Months Change 163.0$ 158.2$ 4.8$ 3.0 (1) Reconciliation to GAAP provided on slide 34 (2) Working capital was impacted by higher payroll tax withholding related to the vesting of restricted stock awards in 2014. (3) Q1 2014 included approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. (4) On November 18, 2013, the Company closed separate, privately negotiated exchange agreements under which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The transactions will reduce preferred dividends by $16.7 million in 2014. 16 Operating Cash Flows Investing and Financing Cash Flows (3)

2014 Guidance - Adjusted EBITDA(1) 17 (1) Reconciliation to GAAP provided on slides 35, 38, and 39 Considerations for July through December:  Revenue growth of 6.0% to 7.0% ― Discharge growth between 4.3% and 5.3% (includes 180 bps for Fairlawn) ― Revenue per discharge growth between 2.3% and 2.6% ― Lower outpatient revenues  2013 second half benefited from reductions to self-insurance reserves, including $6.7 million attributable to lowering the Company’s statistical confidence level.  Includes the impact for the ramp up of three de novo hospitals  Bad debt expense of approx. 1.5% of revenue Considerations for full-year 2014:  Adjusted EBITDA impact of approx. $8 million (net of noncontrolling interests) for sequestration (sequestration anniversaried on April 1, 2014)  Increased operating expense of approx. $4 million for continued implementation of CIS and a TeamWorks project to enhance the patient experience $570 million to $580 million (previous guidance $555 million to $565 million)

2014 Guidance - EPS

Earnings per Share from Continuing Operations Attributable to HealthSouth (1)

$2.25 to $2.31

(Previous guidance $1.86 to $1.91)

Considerations:

- ✓ Higher depreciation and amortization related to recent capital investments
- ✓ Higher interest expense and amortization of debt discounts and fees related to the exchange of convertible senior subordinated notes for convertible perpetual preferred stock (3)
- ✓ Assumes provision for income tax of approx. 36%, which has been reduced primarily as the result of the nontaxable gain related to the Fairlawn transaction (cash taxes expected to be $12 - $17 million for full-year 2014)
- ✓ Basic and diluted share counts reflect first six months 2014 share repurchase activity.

		EPS Guidance	
	Actual	Low	High
(In Millions, Except Per Share Data)	2013	2014	
Adjusted EBITDA	$ 551.6	$ 570	$ 580
Interest expense and amortization of debt discounts and fees	(100.4)	(112)	
Depreciation and amortization	(94.7)	(106)	
Stock-based compensation expense	(24.8)	(25)	
Other, including noncash loss on disposal and impairment of assets	(5.9)	(7)	
	325.8	320	330
Certain Nonrecurring Expenses:			
Government, class action, and related settlements	23.5	1	
Professional fees - accounting, tax, and legal	(9.5)	(7)	
Loss on early extinguishment of debt	(2.4)	-	
Gain related to consolidation of Fairlawn Rehabilitation Hospital	-	27	
Pre-tax income	**337.4**	**341**	**351**
Income tax	(12.7)	(122)	(126)
Income from continuing operations (1)	**324.7**	**219**	**225**
Income allocated to participating securities (2)	(3.4)	(2)	(2)
Convertible perpetual preferred dividends (2)	(21.0)	(6)	(6)
Repurchase of convertible perpetual preferred stock (2)	(71.6)	-	-
After-tax convertible debt interest expense (3)	-	8	8
Basic shares (2)	88.1	87.0	87.0
Diluted shares (3)	102.1	101.0	101.0
Earnings per share (1)	$ 2.59 (2)(4)	$ 2.25 (3)	$ 2.31 (3)

(1) Income from continuing operations attributable to HealthSouth

(2) The income allocated to participating securities, the convertible perpetual preferred dividends, and the repurchase premium on preferred stock need to be subtracted from income from continuing operations to calculate basic earnings per share.

(3) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share.

(4) Diluted earnings per share are the same as basic earnings per share due to antidilution.

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Income Tax Considerations GAAP Considerations: •As of 6/30/14, the Company’s federal NOL had a gross balance of approx. $761 million. • The Company has a remaining valuation allowance of approx. $30 million related to state NOLs. Cash Tax Payments: • In 2014, the Company expects to pay approx. $12 million to $17 million of income tax, net of refunds. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). An “ownership change,” as defined by Section 382, could subject the Company to an AUL, which would approximate the value of the Company at the time of the “ownership change” multiplied by the long- term tax exempt rate. 19

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP provided on slide 34 (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends (approx. $16 million paid in Q4 2013 and approx. $66 million projected for 2014) are not included in the calculation of adjusted free cash flow. (3) Net of amortization of debt discounts and fees (4) 2013 benefited by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. 20 Certain Cash Flow Items (2) (millions) 2013 Actual 6 Months 2014 Actual 2014 Assumptions • Cash interest expense (3) $95.4 $49.4 $100 • Cash payments for taxes, net of refunds $7.7 $11.4 $12 to $17 • Working capital and other $19.6 $22.2 $15 to $25 • Maintenance CAPEX (4) $74.8 $47.8 $90 to $100 • Dividends paid on preferred stock $23.0 $3.1 $6 Reflects: • Continued investment in the CIS and hospital refresh projects • Timing of maintenance capital expenditures in 2013 and 2014 $243 $268 $331 $336 2011 2012 2013 Trailing 4 Qtrs. Adjusted Free Cash Flow (1) (millions)

Priorities for Reinvesting Free Cash Flow

Remains Highest Priority

Growth in Core Business

	2013 Actual	6 Months 2014	2014 Assumptions
Bed expansions (target ~ 80 beds/yr) and unit consolidations	$24.9	$8.4	$25 to $35
New IRF's (target 4-6/yr)	55.5	24.9	55 to 75
Fairlawn transaction	-	15.9	-
	$80.4	$49.2	$80 to $110, excluding acquisitions

(millions)

Objectives Achieved

Debt Reduction

	2013 Actual	6 Months 2014	2014 Assumptions
Debt pay down, net [(1)]	($264.0)	-	N/A
Purchase leased properties	90.3	19.4	$19.4

Complements Growth Investments

Shareholder Distribution

	2013 Actual	6 Months 2014	2014 Assumptions
Convertible preferred stock repurchase [(1)]	249.0	-	-
Cash dividends on common stock [(2)]	15.7	31.6	66
Common stock repurchase (~$207 million authorization remaining as of June 30, 2014) [(3)]	234.1	43.1	TBD
	$325.1	$94.1	TBD

(1) Issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company's 6.5% Series A Convertible Perpetual Preferred Stock. Excluding fees, no cash was used in the transaction. The Company recorded approx. $249 million as debt and approx. $71 million as equity.

(2) On July 17, 2014, the board of directors approved a $0.03 per share, or 16.7%, increase to the quarterly cash dividend on the Company's common stock. On July 25, 2013, the board of directors initiated a quarterly cash dividend on the Company's common stock of $0.18 per share.

(3) On February 14, 2014, the board of directors approved an increase in our existing common stock repurchase authorization from $200 million to $250 million. The $234 million reflects the tender offer completed in Q1 2013 for approx. 9.5% of the common shares.

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Appendix

Business Outlook: 2014 to 2016[(1)]

Business Model
- **Adjusted EBITDA CAGR: 4-8%** [(2)]
- **Continued strong free cash flow generation**

Potential depletion of the federal NOL during the 2014 to 2016 timeframe will affect Cash Flow CAGR.

Strategy	2013	2014	2015	2016
Shareholder Distributions	$234 million common stock tender; initiated dividends	• **Quarterly cash dividends** • **Opportunistic share repurchases ($43.1 million; 1,303,201 common shares repurchased in first 6 months of 2014)**		
Leverage	**< 3.0x** Debt to Adjusted EBITDA	**< 3.0x Debt to Adjusted EBITDA** (subject to shareholder value-creating opportunities)		
Core Growth	**Bed expansion = 68**	**Same-store Growth** (Includes bed expansions and unit consolidations)		
	New IRF's = 3 Littleton, CO, Stuart, FL, Augusta, GA	**New IRF's** Altamonte Springs, FL; Newnan, GA; Middletown, DE	**New IRF's** (target of 4-6/year)	
Opportunistic Growth		**Consider opportunistic, disciplined acquisitions**		
Key Operational Initiatives	• **Enhancing outcomes and patient experience**			
	• **Implementing CIS:** Target 20 hospitals/year; Installation complete in 46 hospitals through Q2 2014; Expect installation at all hospitals by YE2017.			
	• **Positioning for evolving delivery and payment models:** ACO, bundling, etc.			

(1) If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on the Company's business model.
(2) This is a multi-year CAGR; annual results may fall outside the range. Reconciliation to GAAP provided on slides 35-39.

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0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% Q3 2010 Q4 2010 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Fairlawn (1) 0.6% St.Vincent's (2) 1.3% 1.2% 1.2% 1.3% New Store 2.1% 2.5% 2.8% 2.6% 1.1% 0.4% 1.0% 1.1% 1.2 1.2 0.7 1.7 2.5% 2.5% 2.0% 1.0% Same Store 0.6 3.4 5.0 3.5 4.0 1.7 5.0 1.9 1.7% 3.0% 2.2% 3.3% 3.2 1.3 0.4 1.4 Total by Qtr. 2.7% 5.9% 7.8% 6.1% 5.1% 2.1% 6.0% 3.0% 4.2 5.4 4.1 6.3 5.7% 3.8% 2.4% 3.0% Total y Year 3.1 5.2 4.6% 5.0 Our New-Store/Same-Store Growth 24 (1) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth’s ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014. (2) In Q3 2012, HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method of accounting to a consolidated entity. Moved to same store in Q3 2013. Ocala, FL (40 Beds) Cypress, TX (40 beds) Cincinnati, OH (40 beds) Augusta, GA (58 beds) Littleton, CO (40 beds) Stuart, FL (34 beds) HealthSouth’s volume growth is driven by bed expansions and new IRFs. Bristol, VA (25 beds) Sugar Land, TX (50 Beds)

Debt Schedule (1) On November 18, 2013, the Company closed separate, privately negotiated exchange agreements under which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity. (2) Based on 4 Qtr. trailing and 2013 Adjusted EBITDA of $574.6 million and $551.6 million, respectively; reconciliation to GAAP provided on slides 35, 37, 38, and 39 25 Change in S&P Moody June 30, Dec. 31, Debt vs. (Millions) Corporate BB- Ba3 2014 2013 YE 2013 Advances under $600 million revolving credit facility, June 2018 - 1 Month LIBOR +175bps BB+ Baa3 15.0$ 45.0$ (30.0) Bonds Payable: 7.25% Senior Notes due 2018 BB- Ba3 272.3 272.4 (0.1) 8.125% Senior Notes due 2020 BB- Ba3 286.8 286.6 0.2 7.75% Senior Notes due 2022 BB- Ba3 252.4 252.5 (0.1) 5.75% Senior Notes due 2024 BB- Ba3 275.0 275.0 - 2.00% Convertible Senior Subordinated Notes due 2043 (1) 253.7 249.5 4.2 Other notes payable 44.6 47.6 (3.0) Capital lease obligations 85.9 88.9 (3.0) Long-term debt 1,485.7$ 1,517.5$ (31.8)$ Debt to Adjusted EBITDA (2) 2.6x 2.8x Credit Rating

Revenues & Expenses (Sequential) Q2 Q1 Increase/ Revenues (millions) 2014 2014 (Decrease) Inpatient 569.7$ 558.2$ 2.1% Outpatient and other 34.7 33.0 5.2% Consolidated net operating 604.4$ 591.2$ 2.2% (Actual Amounts) Discharges 33,620 32,889 2.2% Net patient revenue / discharge 16,945$ 16,972$ (0.2%) Expenses (millions) Salaries and benefits 285.3$ 286.1$ (0.3%) Percent of net operating revenues 47.2% 48.4% (120 bps) EPOB (employees per occupied bed) 3.39 3.32 2.1% Hospital-related expenses 122.7$ 121.3$ 1.2% (other operating(1) supplies, occupancy, bad debts) Percent of net operating revenues 20.3% 20.5% (20 bps) General and administrative 23.2$ 23.4$ (0.9%) (excludes stock-based compensation) Percent of net operating revenues 3.8% 4.0% (20 bps) Provision for doubtful acounts 9.3$ 7.5$ 24.0% Percent of net operating revenues 1.5% 1.3% 20 bps 26 (1) Excludes loss on disposal or impairment of assets

Revenues & Expenses (6 Months) 6 Months 6 Months Increase/ Revenues (millions) 2014 2013 (Decrease) Inpatient 1,128.0$ 1,064.5$ 6.0% Outpatient and other 67.6 72.6 (6.9%) Consolidated net operating 1,195.6$ 1,137.1$ 5.1% (Actual Amounts) Discharges 66,509 64,775 2.7% Net patient revenue / discharge 16,960$ 16,434$ 3.2% Expenses (millions) Salaries and benefits 571.4$ 548.2$ 4.2% Percent of net operating revenues 47.8% 48.2% (40 bps) EPOB (employees per occupied bed) 3.36 3.37 (0.3%) Hospital-related expenses 244.0$ 234.2$ 4.2% (other operating(1) supplies, occupancy, bad debts) Percent of net operating revenues 20.4% 20.6% (20 bps) General and administrative 46.6$ 46.9$ (0.6%) (excludes stock-based compensation) Percent of net operating revenues 3.9% 4.1% (20 bps) Provision for doubtful acounts 16.8$ 14.4$ 16.7% Percent of net operating revenues 1.4% 1.3% 10 bps 27 (1) Excludes loss on disposal or impairment of assets

Payment Sources (Percent of Revenues) 2014 2013 2014 2013 2013 2012 Medicare 74.1% 74.6% 74.7% 74.6% 74.5% 73.4% Medicaid 1.8% 1.0% 1.5% 1.1% 1.2% 1.2% Workers' compensation 1.2% 1.2% 1.2% 1.3% 1.2% 1.5% Managed care and other discount plans, including Medicare Adv antage (1) 18.7% 18.4% 18.4% 18.4% 18.5% 19.3% Other third-party payors 1.7% 1.7% 1.6% 1.7% 1.8% 1.8% Patients 0.9% 1.2% 1.0% 1.2% 1.1% 1.3% Other income 1.6% 1.9% 1.6% 1.7% 1.7% 1.5% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Q2 6 Months Full Year (1) Medicare Advantage revenues represent approx. 7% of total revenues for Q2 2014 and 8% of total revenues for all other periods presented. 28

Operational and Labor Metrics

	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Full Year 2013	Full Year 2012
						(In Millions)						
Net patient revenue-inpatient	$ 569.7	$ 558.2	$ 537.5	$ 528.8	$ 527.4	$ 537.1	$ 518.1	$ 498.9	$ 495.0	$ 500.6	$ 2,130.8	$ 2,012.6
Net patient revenue-outpatient and other revenues	34.7	33.0	34.6	35.2	37.1	35.5	34.8	38.1	38.4	38.0	142.4	149.3
Net operating revenues	$ 604.4	$ 591.2	$ 572.1	$ 564.0	$ 564.5	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 2,273.2	$ 2,161.9
						(Actual Amounts)						
Discharges [1]	33,620	32,889	32,906	32,307	32,645	32,130	31,695	30,569	30,719	30,871	129,988	123,854
Outpatient visits	189,540	182,170	192,474	202,479	211,207	200,471	198,139	221,648	229,152	231,243	806,631	880,182
Average length of stay	13.1	13.4	13.1	13.3	13.2	13.5	13.2	13.6	13.4	13.5	13.3	13.4
Occupancy %	70.5%	71.9%	68.6%	69.0%	69.9%	72.4%	68.2%	68.3%	69.2%	70.7%	69.3%	68.2%
# of licensed beds	6,884	6,825	6,825	6,789	6,777	6,646	6,656	6,598	6,538	6,500	6,825	6,656
Occupied beds	4,853	4,907	4,682	4,684	4,737	4,812	4,539	4,506	4,524	4,596	4,730	4,539
Full-time equivalents (FTEs) [2]	16,374	16,209	16,159	16,213	16,180	15,819	15,617	15,545	15,378	15,271	16,093	15,453
Contract labor	99	83	72	76	72	85	73	61	56	69	76	65
Total FTE and contract labor	16,473	16,292	16,231	16,289	16,252	15,904	15,690	15,606	15,434	15,340	16,169	15,518
EPOB [3]	3.39	3.32	3.47	3.48	3.43	3.31	3.46	3.46	3.41	3.34	3.42	3.42

(1) Represents discharges from HealthSouth's 102 consolidated hospitals in Q2 2014; 101 consolidated hospitals in Q1 2014, Q4 2013, Q3 2013 and Q2 2013; 98 consolidated hospitals in Q1 2013 and Q4 2012; 97 consolidated hospitals in Q3 2012; 96 consolidated hospitals in Q2 2012 and Q1 2012.

(2) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals.

(3) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

29

HEALTHSOUTH

Operational and Labor Metrics – Impact of Fairlawn Rehabilitation Hospital Consolidation 30 Fairlawn Rehabilitation Hospital as Consolidated Entity(1) Fairlawn Rehabilitation Hospital as Equity Method Entity(1) Q2 2014 As Reported Q2 2014 Without Accounting or Ownership Change Difference Net patient revenue-inpatient 569.7$ 565.3$ 4.4$ Net patient revenue-outpatient and other revenues 34.7 25.2 9.5 Net operating revenues 604.4$ 590.5$ 13.9$ Discharges (2) 33,620 33,415 205 Outpatient v isits 189,540 188,691 849 Average length of stay (days) 13.1 13.1 - Occupancy % 70.5% 71.1% (0.6%) # of licensed beds 6,884 6,774 110 Occupied beds 4,853 4,816 37 Full-time equivalents (FTEs) (2) 16,374 16,276 98 Contract labor 99 99 - Total FTE and contract labor 16,473 16,375 98 EPOB (2) 3.39 3.40 (0.01) Actual Amounts (In Millions) (1) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth’s ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014. (2) See footnotes on slide 29.

Outstanding Share Summary, Warrant Information, and Conversion Price Weighted Average for the Period (Millions) 2014 2013 2014 2013 2013 2012 2011 Basic shares outstanding (1) (2) (3) 86.7 86.1 87.0 90.0 88.1 94.6 93.3 Diluted shares outstanding (1) (2) (3) (4) 100.6 99.8 100.8 103.4 102.1 108.1 109.2 (Millions) 2014 2013 2014 2013 2013 2012 2011 Basic shares outstanding (1) (2) (3) 86.5 86.1 86.5 86.1 86.8 94.6 93.3 Convertible perpetual preferred stock (4) 0.096 0.353 0.096 0.353 0.096 0.353 0.400 If converted, equivalent common shares 3.2 11.6 3.2 11.6 3.2 11.6 13.1 Convertible senior subordinated notes (4) $320.0 - $320.0 - $320.0 - - If converted, equivalent common shares 8.2 - 8.2 - 8.1 - - Date Convertible perpetual preferred stock 7/2/2014 Convertible senior subordinated notes $30.01 6 months 25.4896 $39.23 Approx. 7/2/2014 Conversion Rates 33.3222 Approx. Conversion Price Q2 Full Year End of Period Q2 6 months Full Year 31 (1)(2)(3)(4) – Notes on slide 32

Outstanding Share Summary, Warrant Information, and Conversion Price Notes 32 (1) The Company purchased 9,119,450 common shares in Q1 2013 through a tender offer at a price of $25.50 per share. (2) 10 million warrants (pre-October 2006 reverse split) were issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. The warrants expired on January 16, 2014. The holders of these warrants chose both cash and cashless exercises into shares of our common stock. Prior to warrant expiration, 755,323 shares of our common stock were issued upon exercise between September 30, 2013 and January 16, 2014. (3) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they were antidilutive in the periods presented. (4) The difference between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock (convertible into 8.2 million and 3.2 million common shares, respectively, as of June 30, 2014). a. On November 18, 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock at a conversion rate of approx. 25.4896 shares per $1,000 in principal amount, which is equal to a conversion price of approximately $39.23 per share, subject to customary antidilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted average price of the Company’s common stock is at least 120% ($47.08) of the conversion price of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest. As a result of the transaction, the dividend on the convertible perpetual preferred stock was reduced from approx. $5.7 million per quarter to approx. $1.6 million per quarter. b. The 96,245 shares of preferred stock outstanding after the exchange transaction are convertible at the option of the holder, at any time into shares of common stock at a conversion price of $30.01 per share, which is equal to a conversion rate of approx. 33.3222 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% ($45.02) of the conversion price of the preferred stock.

Adjusted EBITDA History (1)

(Millions)	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013	6 Months 2014	6 Months 2013	Full Year 2013	Full Year 2012
Net operating revenues	$ 604.4	$ 591.2	$ 572.1	$ 564.0	$ 564.5	$ 572.6	$ 1,195.6	$ 1,137.1	$ 2,273.2	$ 2,161.9
Less: Provision for doubtful accounts	(9.3)	(7.5)	(3.6)	(8.0)	(7.0)	(7.4)	(16.8)	(14.4)	(26.0)	(27.0)
Net operating revenues less provision for doubtful accounts	595.1	583.7	568.5	556.0	557.5	565.2	1,178.8	1,122.7	2,247.2	2,134.9
Operating expenses:										
Salaries and benefits	(285.3)	(286.1)	(272.0)	(269.5)	(273.6)	(274.6)	(571.4)	(548.2)	(1,089.7)	(1,050.2)
Hospital-related expenses:										
Other operating expenses (2)	(84.6)	(83.2)	(80.1)	(79.7)	(79.3)	(78.0)	(167.8)	(157.3)	(317.1)	(299.4)
Supplies	(27.8)	(27.6)	(27.1)	(25.5)	(26.6)	(26.2)	(55.4)	(52.8)	(105.4)	(102.4)
Occupancy costs	(10.3)	(10.5)	(11.2)	(11.7)	(11.9)	(12.2)	(20.8)	(24.1)	(47.0)	(48.6)
	(122.7)	(121.3)	(118.4)	(116.9)	(117.8)	(116.4)	(244.0)	(234.2)	(469.5)	(450.4)
General and administrative expenses (3)	(23.2)	(23.4)	(24.8)	(22.6)	(23.0)	(23.9)	(46.6)	(46.9)	(94.3)	(93.8)
Equity in nonconsolidated affiliates	2.6	4.3	3.0	2.0	3.3	2.9	6.9	6.2	11.2	12.7
Other income (4)(5)	1.0	1.7	1.3	0.6	1.9	0.7	2.7	2.6	4.5	3.6
Noncontrolling interests	(14.8)	(14.8)	(15.3)	(14.1)	(13.8)	(14.6)	(29.6)	(28.4)	(57.8)	(50.9)
Adjusted EBITDA	$ 152.7	$ 144.1	$ 142.3	$ 135.5	$ 134.5	$ 139.3	$ 296.8	$ 273.8	$ 551.6	$ 505.9

(1) Reconciliation to GAAP provided on slides 35-39

In arriving at Adj. EBITDA, the following were excluded:	Q2 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013	6 Months 2014	6 Months 2013	Full Year 2013	Full Year 2012
(2) Loss on disposal or impairment of assets	$1.7	$ 1.3	$ 1.6	$ 2.5	$ 1.7	$ 0.1	$ 3.0	$ 1.8	$ 5.9	$ 4.4
(3) Stock-based compensation expense	7.0	7.3	5.8	6.2	6.5	6.3	14.3	12.8	24.8	24.1
(4) Gain related to our consolidation of St. Vincent Rehabilitation Hospital	-	-	-	-	-	-	-	-	-	4.9
(5) Gain related to our consolidation of Fairlawn Rehabilitation Hospital	27.2	-	-	-	-	-	27.2	-	-	-

33

HEALTHSOUTH

Adjusted Free Cash Flow

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q2		6 Months		Full Year		
(Millions)	2014	2013	2014	2013	2013	2012	2011
Net cash provided by operating activities	$ 128.0	$ 105.4	$ 235.1	$ 226.8	$ 470.3	$ 411.5	$ 342.7
Impact of discontinued operations	1.0	(0.5)	1.2	0.2	1.9	(2.0)	(9.1)
Net cash provided by operating activities of continuing operations	129.0	104.9	236.3	227.0	472.2	409.5	333.6
Capital expenditures for maintenance (1)	(17.6)	(16.8)	(47.8)	(35.7)	(74.8)	(83.0)	(50.8)
Net settlements on interest rate swaps	-	-	-	-	-	-	(10.9)
Dividends paid on convertible perpetual preferred stock	(1.5)	(5.8)	(3.1)	(11.5)	(23.0)	(24.6)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.4)	(10.7)	(25.4)	(23.9)	(46.3)	(49.3)	(44.2)
Non-recurring items:							
Net premium paid on bond issuance/redemption	-	-	-	-	1.7	1.9	22.8
Cash paid for professional fees - accounting, tax, and legal	2.0	2.2	3.6	3.6	7.0	16.1	21.0
Cash paid for government, class action, and related settlements	(0.6)	(1.3)	(0.6)	(1.3)	(5.9)	(2.6)	5.7
Income tax refunds related to prior periods	-	-	-	-	-	-	(7.9)
Adjusted free cash flow (2)	**$ 97.9**	**$ 72.5**	**$ 163.0**	**$ 158.2**	**$ 330.9**	**$ 268.0**	**$ 243.3**

Cash dividends on common stock	**$ 15.8**	-	**$ 31.6**	-	**$ 15.7**	-	-

(1) Maintenance capital expenditures are expected to be $90 to $100 million in 2014.

(2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends are not included in the calculation of adjusted free cash flow.

34

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – See notes on slide 38 (in millions, except per share data) Total Per Share Total Per Share Total Per Share Net income 61.5$ 97.9$ 159.4$ Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.1 (3.8) (3.7) Net income attributable to noncontrolling interests (14.8) (14.8) (29.6) Income from continuing operations attributable to HealthSouth (2) 46.8 $0.48 79.3 $0.81 126.1 $1.29 Gov't., class action, and related settlements - (0.8) (0.8) Pro fees - acct, tax, and legal 1.6 2.0 3.6 Prov ision for income tax expense 32.8 36.5 69.3 Interest expense and amortization of debt discounts and fees 27.9 27.8 55.7 Depreciation and amortization 26.4 26.4 52.8 Gain related to consolidation of Fairlawn Rehabilitation Hospital - (27.2) (27.2) Other, including net noncash loss on disposal or impairment of assets 1.3 1.7 3.0 Stock-based compensation expense 7.3 7.0 14.3 Adjusted EBITDA (1) 144.1$ 152.7$ 296.8$ Weighted average common shares outstanding: Basic 87.3 86.7 87.0 Diluted 100.9 100.6 100.8 Q1 Q2 6 Months 2014 35

Reconciliation of Net Income to Adjusted EBITDA (1) - Impact of Consolidation of Fairlawn Rehabilitation Hospital

	Fairlawn Rehabilitation Hospital as Consolidated Entity (3) Q2 2014 As Reported		Fairlawn Rehabilitation Hospital as Equity Method Entity (3) Q2 2014 Without Accounting or Ownership Change		Difference	
	Total	Per Share	Total	Per Share	Total	Per Share
Net income	$ 97.9		$ 70.7		$ 27.2	
Income from discops, net of tax, attributable to HealthSouth	(3.8)		(3.8)		-	
Net income attributable to noncontrolling interests	(14.8)		(14.5)		(0.3)	
Income from continuing operations attributable to HealthSouth (2)	79.3	$ 0.81	52.4	$ 0.54	26.9	$ 0.27
Gov't, class action, and related settlements	(0.8)		(0.8)		-	
Pro fees—acct, tax, and legal	2.0		2.0		-	
Provision for income tax expense	36.5		35.0		1.5	
Interest expense and amortization of debt discounts and fees	27.8		27.8		-	
Depreciation and amortization	26.4		26.2		0.2	
Gain on consolidation of Fairlawn Rehabilitation Hospital	(27.2)		-		(27.2)	
Other, including net noncash loss on disposal or impairment of assets	1.7		1.7		-	
Stock-based compensation expense	7.0		7.0		-	
Adjusted EBITDA	$ 152.7		$ 151.3		$ 1.4	
Weighted average common shares outstanding:						
Basic		86.7		86.7		-
Diluted		100.6		100.6		-

(1)(2) - Notes on page 38

(3) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth's ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014.

36

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – See notes on slide 38 . (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 65.9$ 179.0$ 72.3$ 64.2$ 381.4$ Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.4 (0.1) 0.9 (0.1) 1.1 Net income attributable to noncontrolling interests (14.6) (13.8) (14.1) (15.3) (57.8) Income from continuing operations attributable to HealthSouth (2) 51.7 0.48$ 165.1 1.66$ 59.1 0.59$ 48.8 (0.31)$ 324.7 2.59$ Gov't, class action, and related settlements - (2.0) (21.3) (0.2) (23.5) Pro fees - acct, tax, and legal 1.4 2.2 4.2 1.7 9.5 Provision for income tax expense (benefit) 33.5 (86.5) 35.2 30.5 12.7 Interest expense and amortization of debt discounts and fees 24.2 24.4 25.3 26.5 100.4 Depreciation and amortization 22.1 23.1 24.3 25.2 94.7 Loss on early extinquishment of debt - - - 2.4 2.4 Other, including net noncash loss on disposal of assets 0.1 1.7 2.5 1.6 5.9 Stock-based compensation expense 6.3 6.5 6.2 5.8 24.8 Adjusted EBITDA (1) 139.3$ 134.5$ 135.5$ 142.3$ 551.6$ Weighted average common shares outstanding: Basic 94.0 86.1 86.2 86.4 88.1 Diluted 107.1 99.8 100.4 100.8 102.1 2013 Full YearQ1 Q2 Q3 Q4 37

Reconciliation Notes for Slides 35-37 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock, income allocated to participating securities, and the repurchase premium on shares of preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock. 38

(Millions) 2014 2013 2014 2013 2013 2012 Net cash provided by operating activities 128.0$ 105.4$ 235.1$ 226.8$ 470.3$ 411.5$ Provision for doubtful accounts (9.3) (7.0) (16.8) (14.4) (26.0) (27.0) Professional fees—accounting, tax, and legal 2.0 2.2 3.6 3.6 9.5 16.1 Interest expense and amortization of debt discounts and fees 27.8 24.4 55.7 48.6 100.4 94.1 Equity in net income of nonconsolidated affiliates 2.6 3.3 6.9 6.2 11.2 12.7 Net income attributable to noncontrolling interests in continuing operations (14.8) (13.8) (29.6) (28.4) (57.8) (50.9) Amortization of debt discounts and fees (3.2) (1.0) (6.3) (2.0) (5.0) (3.7) Distributions from nonconsolidated affiliates (3.1) (1.6) (6.5) (5.0) (11.4) (11.0) Current portion of income tax expense (benefit) 3.0 (1.3) 6.6 0.5 6.3 5.9 Change in assets and liabilit ies 17.6 23.2 44.5 36.2 48.9 58.1 Premium paid on bond redemption - - - - 1.7 1.9 Cash used in (provided by) operating activ ities of discontinued operations 1.0 (0.5) 1.2 0.2 1.9 (2.0) Other 1.1 1.2 2.4 1.5 1.6 0.2 Adjusted EBITDA 152.7$ 134.5$ 296.8$ 273.8$ 551.6$ 505.9$ Q2 6 Months Full Year Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA 39